WAIVER AGREEMENT


         This Waiver Agreement ("Agreement") is entered into as of this 12th day of April, 2000 and effective as of December 29, 1999, by and between Techniclone Corporation, a Delaware corporation having its principal place of business at 14282 Franklin Avenue, Tustin, California 92780, a successor-in-interest to Techniclone International Corporation, a California corporation (hereinafter "Techniclone" or the "Company") and Biotechnology Development, Ltd., a Nevada limited partnership having its principal place of business at 222 South Rainbow, Suite 218, Las Vegas, Nevada 89128 (hereinafter "BDT").

                                    RECITALS

         A. Techniclone and BDT have entered into that certain Termination Agreement, dated as of March 8, 1999 (the "Termination Agreement") pursuant to which Techniclone and BDT terminated a Distribution Agreement and Option Agreement, each dated February 29, 1996 and an Option Agreement dated October 23, 1998 (collectively the "BDT/Techniclone Agreements").

         B. As a part of the Termination Agreement, Techniclone executed a $3,300,000 Secured Promissory Note, dated March 8, 1999 (the "Termination Note"), to the order of BDT. Also pursuant to the Termination Agreement, Techniclone agreed to file a registration statement with regard to certain of the securities held by BDT by December 8, 1999.

         C. Techniclone defaulted on its interest payment obligation on the Termination Note for the month of December 1999 and failed to fulfill its promise to file the registration statement by December 8, 1999.

         D. Techniclone and BDT believe that it is in their respective best interests to provide for a waiver of the above-referenced defaults and to provide for certain amendments to the Termination Agreement and its related documents.

         NOW, THEREFORE, in consideration of their respective promises to set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. BDT hereby waives and fully forgives any and all defaults which may have occurred on the part of Techniclone pursuant to the Termination Agreement, the Termination Note and any warrant or other agreement entered into in connection with the Termination Agreement.

         2. All payments of interest otherwise due on the Termination Note from December 1, 1999 through August 31, 2000 shall be deferred and shall not be due and payable until August 31, 2000. Deferred interest shall not itself bear interest. 1.

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         3.       Techniclone's obligation under the Termination Agreement to register certain shares of its common stock under the Securities Act of 1933 is hereby given a one-time waiver, but must be filed no later than December 1, 2000.

         4. BDT's security interest in certain assets of Techniclone, as set forth in the Security Agreement between BDT and Techniclone dated March 8, 1999, is hereby terminated. As substitute collateral, Techniclone hereby pledges to BDT a security interest in the issued patents and patents pending set forth on Exhibit B to secure performance of the obligations of Techniclone pursuant to the Security Agreement.

         5. Techniclone and BDT shall execute an amended security agreement evidencing the substitution of collateral set forth above upon BDT's delivery to Techniclone of an amended UCC financing statement evidencing the substitution of the collateral and the amendment of the Security Agreement. It shall be BDT's responsibility to file a copy of the amended security agreement with the United States Patent & Trademark Office and the responsibility of Techniclone to file the amended financing statement with the California Secretary of State.

         6. Effective December 1, 1999, the interest rate on the Termination Note is hereby increased from 10% to 12% per annum.

         7. The expiration date of the warrants described in paragraph 3 of the Termination Agreement is hereby extended to December 1, 2005 and, in the event of a merger, consolidation, exchange of shares, or similar event, as a result of which the outstanding shares of Techniclone's common stock shall be changed into the same or a different number of shares of stock or other securities of another entity, or of a sale of all or substantially all of Techniclone's assets, or a recapitalization, reclassification or similar transaction of such character that the shares of Techniclone's common stock shall be changed into or become exercisable for a smaller number of such shares, then the exercise price of warrants described in paragraph 3 of the Termination Agreement shall be changed to $.34 per share.

         8. This Waiver Agreement shall be governed by paragraph 8 of the Termination Agreement, the terms of which are incorporated by this reference.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       TECHNICLONE CORPORATION



                                       By: /S/ JOHN BONFIGLIO
                                           ------------------------------------
                                               John Bonfiglio, acting President

                                       BIOTECHNOLOGY DEVELOPMENT, LTD.



                                       By: /S/ EDWARD J. LEGERE
                                           ------------------------------------
                                           Edward J. Legere, General Partner
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